Exhibit 10.2
August 8, 2023

Hudson Bay PH VIII LLC
HB Fund LLC
c/o Hudson Bay Capital Management LP
28 Havemeyer Place, 2nd Floor
Greenwich, CT 06830

    Re:    Agreement to Redeem 6.00% Senior Secured Convertible Note due 2025

To the addressees set forth above:
    Reference is made (i) to that certain indenture, dated as of June 3, 2022, by and between Tellurian Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of June 3, 2022, by and among the Company, the Trustee and Tech Opportunities LLC, a Delaware limited liability company, as collateral agent, the second supplemental indenture, dated as of July 18, 2022, by and between the Company and the Trustee, the third supplemental indenture, dated as of June 16, 2023, by and between the Company and the Trustee, the fourth supplemental indenture, dated as of June 29, 2023, by and between the Company and the Trustee, the fifth supplemental indenture, dated as of July 14, 2023, by and between the Company and the Trustee, the sixth supplemental indenture, dated as of July 28, 2023, by and between the Company and the Trustee and the seventh supplemental indenture, dated as of August 6, 2023, by and between the Company and the Trustee (collectively, the “Indenture”), pursuant to which the Company issued $500,000,000 in aggregate principal amount of 6.00% Senior Secured Convertible Note due 2025, identified by CUSIP No. 87968A AB0, ISIN No. US87968AAB08 and Certificate No. 1 (the “Note”) on the terms set forth in the Indenture and (ii) to that certain Securities Purchase Agreement to be entered into as of the date hereof between the Company and the investor named therein (the “Securities Purchase Agreement”). Terms used but not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.
For valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Hudson Bay PH VIII LLC, the former holder of the Note (the “Former Holder”), represents that on August 6, 2023, it owned the Note free and clear of all Liens. On August 6, 2023, the Former Holder transferred beneficial ownership of the Note to HB Fund LLC (the “Current Holder”) subject only to registration of such transfer in the records of the Trustee (the “Settlement”) The Current Holder represents that it is the current holder of the Note, free and clear of all Liens, subject only to the completion of the Settlement.
2.Following the Settlement and substantially contemporaneously with the Closing, the Company shall redeem the entire outstanding principal amount and accrued but unpaid interest under the Note from the Current Holder for a total redemption price of $299,391,238.45 (the “Redemption Payment”) plus accrued and unpaid interest through the date of Closing (the “Redemption”). In the event that (i) the Securities Purchase Agreement is not entered into as of the date hereof or (ii) the Securities Purchase Agreement is entered into but is terminated prior to the Closing, the Redemption shall not occur.
3.The Company shall use the all of the proceeds it receives from the Closing to fully fund the Redemption Payment and shall pay any accrued and unpaid interest through the date of Closing from its working capital.

4.For the avoidance of doubt, the issuance of the Convertible Notes and the Non-Convertible Notes (as such terms are defined in the Securities Purchase Agreement) shall be deemed for all purposes to occur substantially contemporaneously with the Redemption and such issuance shall not constitute, cause or be deemed an Event of Default under and as defined by the Note or otherwise constitute or be deemed a breach of the terms, conditions or provisions of the Note, the Indenture or the terms of the Securities Purchase Agreement, dated as of June 1, 2022, by and between the Company and the investor named therein.
    The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Securities Purchase Agreement, the Indenture or the Note, other than as expressly set forth above.
    Any breach of the terms and conditions of this letter agreement will constitute an Event of Default under and as defined by the Note.

[Signature Page Follows]

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Very truly yours,

TELLURIAN INC.

By:	/s/ Simon G. Oxley
Name:	Simon G. Oxley
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED:

HUDSON BAY PH VIII LLC

By:	Hudson Bay Capital Management LP Not individually, but solely as investment adviser to Hudson Bay PH VIII LLC*
By:	/S/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory

* Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as investment adviser to Hudson Bay PH VIII LLC

HB FUND LLC

By:	Hudson Bay Capital Management LP Not individually, but solely as investment adviser to HB Fund LLC*
By:	/S/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory

* Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as investment adviser to HB Fund LLC

[Signature Page to Letter Agreement]